Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-8 of our report dated February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of PECO Energy Company and Subsidiary Companies.



COOPERS & LYBRAND L.L.P.
Philadelphia, Pennsylvania
May 23, 1997